Exhibit 99.1

R&G FINANCIAL CORPORATION UPDATES ESTIMATED IMPACT OF RESTATEMENT

San Juan Puerto Rico, June 21, 2007 – R&G Financial Corporation, San Juan, Puerto Rico (the “Company”), a financial holding company with operations focused in Puerto Rico, made an announcement today providing an updated assessment of the previously announced estimated aggregate reduction to its consolidated stockholders’ equity that will likely be required in connection with the restatement. On February 12, 2007, the Company stated that as a result of the restatement, it expected to reduce stockholders’ equity as of December 31, 2004 by an aggregate of between $185 million and $200 million after taxes. The Company has substantially completed its work on its restated consolidated financial statements for 2002, 2003 and 2004, which remain subject to audit, as well as on the restatement of selected financial information for the two prior years required to be included in its Annual Report on Form 10-K for the year ended December 31, 2004. The Company currently estimates that the aggregate reduction to its stockholders’ equity as of December 31, 2004 will be approximately $240 million after taxes. Assuming the estimated aggregate reduction to stockholders’ equity resulting from the restatement, and based on current information, the Company and each of its bank subsidiaries were “well-capitalized” as of April 30, 2007 within the meaning of federal bank regulations.

The Company and its current management team continue working diligently to complete the restatement as soon as possible. The Company continues to express no views as to when its 2002, 2003 and 2004 audited restated consolidated financial statements and 2004 10-K/A will be publicly available.

About the Company

R&G Financial Corporation, currently in its 35th year of operation, is a financial holding company with operations focused in Puerto Rico, providing banking, mortgage banking, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R&G Mortgage Corporation and R-G Insurance Corporation, its Puerto Rico insurance agency. The Company operates 37 bank branches and 44 mortgage offices in Puerto Rico, including 32 facilities located within R-G Premier Bank of Puerto Rico’s banking branches. In addition, the Company owns R-G Crown Bank, the Florida-based thrift that the Company has agreed to sell, as further described below, with 33 bank branches in the Orlando, Tampa/St. Petersburg and Jacksonville, Florida and Augusta, Georgia markets.

As announced in the Company’s Current Report on Form 8-K filed on May 21, 2007 and amended on June 4, 2007, R&G Financial Corporation has entered into a definitive stock purchase agreement with Fifth Third Financial Corporation, pursuant to which Fifth Third will acquire R-G Crown Bank. The transaction is expected to close in the fourth calendar quarter of 2007, subject to the receipt of all requisite regulatory approvals and the satisfaction of various other closing conditions.

Forward-Looking Statements

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The range provided for the impact on stockholders’ equity is an estimate and is subject to change. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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